UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

SOLAR WIND ENERGY TOWER, INC.

(Name of Registrant as Specified in Its Charter)

______________________________

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SOLAR WIND ENERGY TOWER, INC.

1997 ANNAPOLIS EXCHANGE PKWY., SUITE 300

ANNAPOLIS, MD 21401

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To the Holders of Common Stock of Solar Wind Energy Tower, Inc.:

The accompanying Information Statement is being furnished to the holders of shares of the common stock of Solar Wind Energy Tower, Inc., a Nevada corporation (the “Company”).  The Board of Directors (the “Board”) is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you of the following actions already approved by written consent of a majority of the voting stockholders and the Board:

•	to file a Certificate of Amendment to our Articles of Incorporation (the “Articles of Incorporation”) to increase the Company’s authorized common stock from 1,300,000,000 shares to 5,000,000,000 shares, par value $0.0001 per share (the “Share Increase”).
•	To approve up to a 1 for 400 reverse stock split of the Company’s common stock (the “Reverse Split”) and to file a Certificate of Amendment to our Articles of Incorporation to effectuate the Reverse Split, at such time in the future at the sole discretion of the Board of Directors.

The Share Increase and the Reverse Split are more fully described in the accompanying Information Statement. The written consent of a majority of the voting shareholders was in accordance with §320 and §390 of Chapter 78 of the Nevada Revised Statutes, our Articles of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting. The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing out shareholders of the action taken by the Written Consent before it becomes effective. This information statement will be mailed on or about July 1, 2015 to stockholders of the Record Date.

This is not a notice of a special meeting of shareholders and no shareholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT JULY 1, 2015. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

July 1, 2015	/s/ Ronald Pickett
Ronald Pickett Director, President and Chief Executive Officer

SOLAR WIND ENERGY TOWER, INC.

1997 ANNAPOLIS EXCHANGE PKWY., SUITE 300

ANNAPOLIS, MD 21401

____________________________________________

INFORMATION STATEMENT

July 1, 2015

Action by Written Consent of Majority Stockholders

__________________________________

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

In this Information Statement we refer to Solar Wind Energy Tower, Inc., a Nevada corporation, as the “Company,” “we,” “us,” or “our.”

This Information Statement is furnished by the Board of Directors (the “Board”) of Solar Wind Energy Tower, Inc., a Nevada corporation (the “Company” or “We”) to inform the stockholders of actions already approved by written consent (the “Written Consent”) as of June 4, 2015 (the “Record Date”) by the majority voting stockholders (the “Majority Voting Stockholders”). As of the Record Date, the Majority Voting Shareholders of record held 110,804,999 shares of our common stock (the “Common Stock”) and 393,429 shares of our Series A Convertible Preferred Stock (the “Preferred Stock”), which are convertible to 60,714,353 shares of Common Stock and entitles the Majority Voting Shareholders to 1,214,287,060 shares in voting power. As a result, the Majority Voting Shareholders holdings represent approximately 61.88% of the total shareholder voting power as of the Record Date.

Action by Written Consent

The following actions were approved by the written consent of the holders of a majority of our outstanding voting stock as of the Record Date, which we refer to as the Written Consent, in lieu of a special meeting:

•	to file a Certificate of Amendment to our Articles of Incorporation (the “Articles of Incorporation”) to increase the Company’s authorized common stock from 1,300,000,000 shares to 5,000,000,000 shares, par value $0.0001 per share (the “Share Increase”).
•	To approve up to a 1 for 400 reverse stock split of the Company’s common stock (the “Reverse Split,” collectively, with the Share Increase, the “Actions”) and to file a Certificate of Amendment to our Articles of Incorporation to effectuate the Reverse Split, at such time in the future at the sole discretion of the Board of Directors.

The Share Increase and the Reverse Split are more fully described in the accompanying Information Statement.  The Written Consent was in accordance with the §320 and §390 of Chapter 78 of the Nevada Revised Statutes, our Articles of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Exchange Act, and the rules promulgated by the SEC thereunder, solely for the purpose of informing out shareholders of the action taken by the Written Consent before it becomes effective.   This information statement will be mailed on or about July 1, 2015 to stockholders of the Record Date.

The Actions were unanimously approved by our Board of Directors on June 4.

This Information Statement contains a brief summary of the material aspects of the Action approved by the Board and the Majority Voting Shareholders.

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RECOMMENDATION OF THE BOARD OF DIRECTORS

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our shareholders of certain corporate actions taken by the Majority Voting Shareholders pursuant to the Written Consent.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Actions as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Voting Shareholders to reduce the costs and implement the Action in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock and outstanding share of Preferred Stock as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent.

What Vote is Required to Approve the Action?

The affirmative vote of Majority Voting Shareholders of the Company outstanding on the Record Date is required for approval of the Action. As of the Record Date, the Company had 927,187,187 shares of Common Stock and 393,429 shares of Preferred Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders. The Preferred Stock is convertible, at the option of the holder, into that number of shares of the Company’s Common Stock, at a conversion price of $0.00648 per share, meaning for every one (1) share of Preferred Stock shall convert into 154.32 shares of Common Stock of the Company. No fractional shares shall be issued and shall be round up to the next share. Further, the Preferred Stock shall have the right to twenty (20) votes for each share of Common Stock into which such Preferred Stock could be converted.

Therefore, the 393,429 shares of Preferred Stock are convertible to 60,714,353 shares of Common Stock and entitle the Majority Voting Shareholders to 1,214,287,060 shares in voting power. Because the Majority Voting Shareholders, holding a majority of the voting rights of the Company as of the close of business on the Record Date, voted in favor of the Action, no other shareholder consents will be obtained in connection with this Information Statement.

However, the Actions are not effective before first, completion of this Section 14(c) compliance, and second the mailing or delivery of a definitive Information Statement to shareholders at least 20 days prior to the date that this corporate action may take place.

Do I have appraisal rights?

Neither §78.320 of the Nevada Revised Statutes nor our Articles of Incorporation or bylaws provide our stockholders with appraisal rights in connection with the Action discussed in this Information Statement.

I. INCREASE IN AUTHORIZED SHARES

Reason for Increase in Authorized Shares

The general purpose and effect of the amendment to the Company’s Articles of Incorporation in authorizing 5,000,000,000 shares of Common Stock is to facilitate future financing to enable the company to continue its current business operations.

Advantages, Disadvantages and Effects of the Proposed Increase in the Authorized Common Stock

In our efforts to further our business, our Board may seek to complete additional financings in the near future. At this time we do not have any plans to issue any additional shares. However, if and when we do determine to pursue an additional financing or business transaction, having additional authorized capital available for issuance in the future will give us flexibility and may allow such shares to be issued without the expense and delay of another shareholder meeting.

Additionally, at this time, the increase in authorized shares of common stock is not in any way related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction.

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Further, there are certain advantages and disadvantages of an increase in our authorized stock. The advantages include, among others, the ability to raise capital by issuing capital stock under the transactions described above, or other financing transactions, and to have shares of our capital stock available to pursue business expansion opportunities, if any. The disadvantages include, among others, the issuance of additional shares of our capital stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences. In addition, shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future and, therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing shareholders.

Authorized, but unissued shares of common stock, may be used by the Company for any purpose permitted under Nevada law, including but not limited to, paying stock dividends to stockholders, raising capital, providing equity incentives to employees, officers, directors, and service providers, and entering into transactions that the Board believes provide the potential for growth and profit. Although, except as discussed hereof, we presently have no plan, commitment, arrangement, understanding or agreement to issue additional shares of common stock (except pursuant to employee benefit plans or outstanding derivative securities), the Company may, in the future, issue common stock in connection with the activities described above or otherwise.

The increase in the authorized shares of common stock will not have any immediate effect on the rights of existing shareholders. However, as discussed above, if the shareholders approve the proposed amendment, our Board may cause the issuance of additional shares without further vote of our shareholders. These future issuances may be dilutive to our current common shareholders and may cause a reduction in the market price of our common stock. Current holders of common stock do not have preemptive or similar rights which means that current shareholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership. The issuance of additional shares of common stock would decrease the proportionate equity interest of our current shareholders and could result in dilution to our current shareholders.

As discussed above, the proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this Action. For example, in the event of a hostile attempt to obtain control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of common stock, which would dilute the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of the Company, and our Board has not presented this Action with the intent that it be utilized as a type of anti-takeover device.

II. REVERSE SPLIT

The Reasons for A Reverse Split

A Reverse Split is intended to reduce the number of outstanding shares in an effort to increase the market value of the remaining outstanding shares. In approving a Reverse Split, the Directors considered that the Company’s Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The Directors also believe that most investment funds are reluctant to invest in lower priced stocks.

However, the effect of a Reverse Split upon the market price for the Company’s Common Stock cannot be predicted with certainty, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the Company's Common Stock after a Reverse Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from a Reverse Split. The market price of the Company's Common Stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

Potential Risks of A Reverse Split

There can be no assurance that the bid price of the Company’s Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from a Reverse Split, that a Reverse Split will result in a per share price that will increase its ability to attract employees and other service providers or that the market price of the post-split Common Stock can be maintained. The market price of the Company's Common Stock will also be based on its financial performance, market condition, the market perception of its future prospects and the Company’s industry as a whole, as well as other factors, many of which are unrelated to the number of shares outstanding. If the market price of the Company’s Common Stock declines after a Reverse Split, the percentage decline as an absolute number and as a percentage of the Company’s overall capitalization may be greater than would occur in the absence of a Reverse Split.

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Potential Effects of A Reverse Split

General. For each holder of Common Stock or Preferred Stock, the number of shares held will be reduced by a Reverse Split as follows: the number of shares held before the Reverse Split will be divided by up to 400, or a fraction thereof as determined by the Board of Directors, and if the result has a fractional component, the result will be that each fractional share shall be rounded up to the nearest whole share. By way of example, assuming at 400:1 reverse split, a shareholder with 400,001 shares of Common Stock before a Reverse Split will hold 1,001 shares of Common Stock upon completion of a Reverse Split and each fractional share shall be rounded up to the nearest whole share. Assuming at 10:1 reverse split, a shareholder with 400,001 shares of Common Stock before a Reverse Split will hold 40,001 shares of Common Stock upon completion of a Reverse Split.

Accounting Matters. The par value of the Company’s Common Stock and Preferred Stock would remain unchanged at $0.0001 per share after a Reverse Split. Also the capital account of the Company would remain unchanged, and the Company does not anticipate that any other accounting consequences would arise as a result of a Reverse Split.

Effect on Authorized and Outstanding Shares. Based on the stockholdings as of June 4, 2015, there were 927,187,187 shares of Common Stock and 393,429 shares of Preferred Stock, issued and outstanding, respectively. At the effective time of the amendment to Company’s Articles of Incorporation to effectuate the Reverse Split, the number of shares of Common Stock issued and outstanding will be reduced to the number of shares of capital stock issued and outstanding immediately prior to the effectiveness of a Reverse Split, divided by up to four hundred (400). Each fractional share shall be rounded up to the nearest whole share. There will be no change to the number of shares of Preferred Stock issued and outstanding, but the conversion rate between the Preferred Stock and Common Stock will be automatically adjusted to four hundred (400) shares (or at a ratio determined by the Board of Directors) of Preferred Stock to each share of Common Stock.

There will be no change to the number of authorized shares of Common Stock and Preferred Stock as a result of a Reverse Split.

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of capital stock prior and subsequent to a Reverse Split will remain the same. It is not anticipated that the Company's financial condition, the percentage ownership of management, the number of shareholders, or any aspect of the Company's business would materially change, solely as a result of a Reverse Split. A Reverse Split will be effectuated only for all of the Company's Common Stock and the conversion rate between the Common Stock and Preferred Stock will be automatically adjusted to four hundred (400) shares (or at a ratio determined by the Board of Directors) of Preferred Stock to one (1) share of Common Stock. A Reverse Split will affect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in the Company or proportionate voting power. A Reverse Split will not alter the respective voting rights and other rights of shareholders.

Increase of Shares of All Classes of Capital Stock Available for Future Issuance. As a result of a Reverse Split, there will be a reduction in the number of shares of Common Stock issued and outstanding and no change to the number of authorized shares of the Company’s Common Stock under the Company’s Articles of Incorporation. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance in the future will increase. There will be no change to the number of Preferred Stock authorized, issued and outstanding.

The table below shows the cumulative effect of the Share Increase and Reverse Split (assuming at 400:1 reverse split) on our Common Stock outstanding as of June 4, 2015.

	Prior to Amendment	After Amendment
Shares of common stock
Authorized	1,300,000,000	5,000,000,000
Issued and Outstanding	927,187,187	2,317,968
Available for Issuance	372,812,813	4,997,682,032
Shares of Preferred Stock
Authorized	10,000,000	10,000,000
Issued and Outstanding	393,429	393,429
Available for Issuance	9,606,571	9,606,571

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Common Stock

Each share of our common stock entitles the owner thereof to vote at the rate of one (1) vote for each share held.

Series A Convertible Preferred Stock

Assuming at 400:1 reverse split, every four hundred (400) shares of our Series A Convertible Preferred Stock will be convertible to 154.32 shares of Common Stock; each of which entitles the holder 20 votes after the Reverse Split.

Anti-Takeover Effects

Issuance of additional Common Stock may have the effect of deterring or thwarting persons seeking to take control of us through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as a merger. The Share Increase and Revere Split would permit us to issue additional shares of Common Stock and preferred stock that could dilute the ownership of the holders of our Common Stock by one or more persons seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination between us and another company. When, in the judgment of the Board, this action will be in the best interests of our shareholders and us, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of us. Such shares also could be privately placed with purchasers favorable to the Board in opposing such action. The existence of the additional authorized shares of our Common Stock could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to entrench current management or deter an attempt to replace the Board by diluting the number or rights of shares held by individuals seeking to control us by obtaining a certain number of seats on the Board. The issuance of shares to certain persons allied with management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of those seeking to cause such removal. The Share Increase is not being undertaken in response to any effort of which the Board is aware to enable anyone to accumulate shares of our Common Stock and Preferred Stock or gain control of us or our Common Stock and Preferred Stock. The purpose of the Share Increase is to provide us with additional shares of our Common Stock and Preferred Stock for acquisitions and other matters and not to provide any anti-takeover defense or mechanism on our behalf.

Other than the Share Increase and Reverse Split, the Board does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the holders of our voting control. While it is possible that our management could use the additional authorized shares of our Common Stock or our Preferred Stock to resist or frustrate a third-party transaction that is favored by a majority of the independent shareholders, we have no intent, plans or proposals to use the unissued authorized shares of our Common Stock or our Preferred Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the Authorized Share and Reverse Split may have anti-takeover ramifications, the Board believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages. To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with the Board, enabling us to consider the proposed transaction in a manner that best serves all of the shareholders' interests.

Dissenter’s Rights of Appraisal

Neither of §78.320 of the Nevada Revised Statutes nor our Articles of Incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with the Action discussed in this Information Statement

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

The Board, consisting of the five members, Ronald W. Pickett, Stephen Sadle, Robert P. Crabb, H. James Magnuson and Arthur P. Dammarell, approved the Actions, and Majority Voting Stockholders of the Company, Ronald W. Pickett, Stephen Sadle and Robert P. Crabb, further approved the Actions.

Except the foregoing and disclosed elsewhere in this Information Statement, being the commencement of our last financial year, none of the above persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	Any director or officer of our corporation;

2.	Any proposed nominee for election as a director of our corporation; and

3.	Any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officer are listed below in the section entitled “Principal Shareholders and Security Ownership of Management.”  To our knowledge, the directors have not advised that they intend to oppose the Amendments, as more particularly described herein.

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OUTSTANDING VOTING SECURITIES

As of the date of the Record Date, the Company had 927,187,187 shares of Common Stock and 393,429 shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. The Preferred Stock is convertible, at the option of the holder, into that number of shares of the Company’s Common Stock, at a conversion price of $0.00648 per share, meaning for every one (1) share of Preferred Stock shall convert into 154.32 shares of Common Stock of the Company. No fractional shares shall be issued and shall be round up to the next share. Further, the Preferred Stock shall have the right to twenty (20) votes for each share of Common Stock into which such Preferred Stock could be converted. Therefore, the 393,429 shares of Preferred Stock are convertible to 60,714,353 shares of Common Stock and entitle the Majority Voting Shareholders to 1,214,287,060 shares in voting power.

On June 4, 2015, the holder of 61.88% of the outstanding shares of our voting stocks respectively executed and delivered to the Company the Written Consent approving the actions set forth herein. Since the actions have been approved by the Majority Voting Stockholders, no proxies are being solicited with this Information Statement.

§78.320 of the Nevada Revised Statutes provide in substance that unless the Company’s Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of June 4, 2015, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of June 4, 2015. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of June 4, 2015 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the company at the address of: 1997 Annapolis Exchange Pkwy., Suite 300, Annapolis, MD 21401.

	Amount and Nature of Beneficial Ownership
	Common Stock (1)		Series A Convertible Preferred Stock (2)		% Total Voting Power (3)
Name and Address of Beneficial Owner	No. of Shares	% of Class	No. of Shares	% of Class
Directors and Officers
Ronald Pickett President, Chief Executive Officer and Chairman	54,655,000	5.89%	204,378	51.95%	32.01%
Stephen Sadle Chief Operating Officer and Director	51,149,999	5.52%	153,284	38.96%	24.48%
Robert P. Crabb Secretary, Chief Marketing Officer and Director	5,000,000	*	35,767	9.09%	5.39%
H. James Magnuson Director	1,811,114	*	0	-	*
Arthur P. Dammarell Director	625,500	*	0	-	*
All officers and directors as a group (five persons)	113,241,613	12.21%	393,429	100%	61.99%

Other 5% Security Holders
None
*	Less than 1%.
(1)	As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

(2)	The Preferred Stock is convertible, at the option of the holder, into that number of shares of the Company’s Common Stock, at a conversion price of $0.00648 per share, meaning for every one (1) share of Preferred Stock shall convert into 154.32 shares of Common Stock of the Company. No fractional shares shall be issued and shall be round up to the next share. Further, the Preferred Stock shall have the right to twenty (20) votes for each share of Common Stock into which such Preferred Stock could be converted. Therefore, the 393,429 shares of Preferred Stock are convertible to 60,714,353 shares of Common Stock and entitle the Majority Voting Shareholders to 1,214,287,060 shares in voting power.
(3)	Percentage Total Voting Power represents total voting power for each beneficial owner with respect to all shares of our Common Stock and Preferred Stock beneficially owner as of June 4, 2015.

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INFORMATION STATEMENT COSTS

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our common stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our common stock.

HOUSEHOLDING OF INFORMATION STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written request to Solar Wind Energy Tower, Inc., 1997 Annapolis Exchange Pkwy., Suite 300, Annapolis, MD 21401. Attention: Ronald Pickett. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

By Order of the Board of Directors

Date: July 1, 2015	/s/ Ronald Pickett
Ronald Pickett
President and Chief Executive Officer

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